Exhibit 99.2

2010 2nd Quarter FlashReport INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. PORTFOLIO SUMMARY Total proceeds raised $4.4 billion Cost of equity raised1 $457 million Shares outstanding 484 million Total square feet managed 46 million Number of properties 313 Total investment in properties2 $6.0 billion Leased occupancy 88.4% Debt to total assets 60.1% Cumulative distributions per share $3.65 Distributions reinvested $657 million Shares repurchased $432 million STRATEGY Acquire and manage a diverse national retail portfolio comprised of strategically located assets with tenants who are predominately credit-rated, value-oriented, necessity-based retailers. Diversify by geography, retail property type and tenant base to reduce risk of overexposure. Manage portfolio effectively and regularly review the portfolio to identify opportunities. STRONG ANCHORS 29 14 36 25 25 8 11 26 11 21 42 Store Names # of Locations1 1) Owned and shadow anchors as of 6/30/10. 2) Includes T.J. Maxx, Marshalls, A.J. Wright and HomeGoods stores. 2 2010 COMPANY HIGHLIGHTS www.inlandwestern.com Year-to-date, have refinanced or are addressing 81% of 2010 debt maturities; $288 million remains, maturing primarily in the latter part of the fourth quarter, of which $71 million has an extension option. Executed leases of more than 1.9 million square feet in first half of 2010. Generated $94 million of operating cash flows in the first half of 2010. Declared distributions of $0.04375 per share in the first quarter and $0.04625 per share in the second quarter, the second and third consecutive increases. Entered into definitive agreements to form an initial $123 million joint venture with RioCan, a REIT based in Canada. Sold five non-core assets for $80 million, resulting in extinguishment of $61 million of debt and net proceeds of $18 million. Best Buy 2.6% Rite Aid 2.0% Stop & Shop 2.0% PetSmart 2.0% Home Depot 1.8% Ross Dress For Less 1.8% Bed Bath & Beyond 1.7% The Sports Authority 1.6% Kohl’s 1.6% Publix 1.3% Top Retail Tenants % of Annualized Base Rent *By GLA as of 6/30/10. Community Center 22% Neighborhood Center 8% Other 16% Single Tenant Retail 8% Power Center 37% Lifestyle Center 9% ASSETS UNDER MANAGEMENT* TENANTS GEOGRAPHY* DIVERSIFICATION 4,244,623 SF Washington Oregon Arizona New Mexico Texas Oklahoma Kansas Colorado Utah Nevada California Idaho Montana North Dakota South Dakota Nebraska Minnesota Iowa Missouri Arkansas Mississippi Alabama Louisiana Florida Georgia Tennessee Wisconsin Illinois Indiana Ohio Michigan entucky New Jersey New York Conn. R.I. Mass. N.H. Maine Wyoming Pennsylvania Virginia West Delaware Vt. Carolina North Carolina Virginia Md. South K 9,779,590 SF 4,154,353 SF 2,120,801 SF 2,296,373 SF 1,796,618 SF More than 5 MSF +1-5 MSF Less than 1 MSF Total GLA by State 08/10 R INLAND WESTERN Retail Real Estate Trust, Inc. 1) No acquisition fees were paid. 2) 90% of capital raised was invested in properties, among the highest in the industry.

LEASE EXPIRATION SCHEDULE



(Square Feet)
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
-
2.3%
4.9%
4.6%
6.4%
11.2%
9.7%
8.0%
3.7%
3.4%
5.2%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Multi-Tenant
Single Tenant

MORTGAGE DEBT MATURITY SCHEDULE



Debt ($000s)
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
2010
2011
2012
2013
Paid, Refinanced, Extended & Forgiven
Under Application or Commitment
Remaining to be Addressed

1) Loan status as of 8/11/10.
2) Debt maturities exclude standard amortization and net mortgage discount of $3.0 million as of 12/31/09.
3) The 2010 debt maturities include $187.4 million of mortgages payable that had matured as of 12/31/09 and exclude liabilities associated with the investment property held for sale as of 12/31/09 of $32.7 million.
4) Included in this amount is the amount of 2010 debt remaining to be addressed; $70.5 million that has an extension option.

DISTRIBUTIONS AND CASH FLOW HISTORY

Since inception, the company has paid gross distributions of $1.3 billion.

(in thousands)	3 Months Ended 6/30/10	3 Months Ended 3/31/10	3 Months Ended 12/31/09
Funds from Operations	$ 21,823	$ 35,775	$ 19,148
Non-Cash Charges	15,663	-	12,782
Modified Funds from Operations	$ 37,486	$ 35,775	$ 31,930
Cash Flow From Operations	$ 55,396	$ 38,615	$ 45,874
Distributions Declared	$ 22,371	$ 21,109	$ 15,657

DISTRIBUTION HISTORY



$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
6.0%
6.6%
6.4%
6.4%
6.4%
7.5%
2.6%
2.6%
2003 (inception year)
2004
2005
2006
2007
2008
2009
YTD (6/30/10)
Cash Flows From Operations
Gross Distributions

1) Yield based on ERISA value

INLAND The Inland name and logo are registered trademarks being used under license.

"Inland" refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., a company that is comprised of separate legal entities, some of which may be subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. The companies depicted in the photographs and logos herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization or approval of Inland Western Retail Real Estate Trust, Inc. by the companies. Further, none of these companies are affiliated with Inland Western Retail Real Estate Trust, Inc. in any manner other than being a tenant in properties owned by Inland Western Retail Real Estate Trust, Inc.



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AWARD WINNING MARKETING PROGRAMS BENEFIT RETAILERS AND CONSUMERS

Inland Western's marketing team partners with retailers and community groups to create one of a kind marketing programs that drive traffic, enhance retail sales and make an impact on the community. The marketing team was recognized by the International Council of Shopping Centers with 7 Silver Maxi awards for its innovative events and programs in 2009.



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INLAND WESTERN
Retail Real Estate Trust, Inc.

2901 BUTTERFIELD ROAD
OAK BROOK, IL 60523
www.inlandwestern.com

CONTACT
Inland Western Investor Relations
ir@inland-western.com
800.541.7661

Safe Harbor Statement Forward-looking statements are statements that are not historical including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by section 27A of the Securites Act of 1933 and Section 21E of the Securites Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the company's Annual Report on Form 10-K and each Quarterly Report filed on Form 10-Q. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information or future events.